_____________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 27, 2014
Date of Report
(Date of earliest event reported)
_________________

LIN Television Corporation

(Exact name of registrant as specified in its governing document)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 380-4400
(Registrant’s telephone number, including area code)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The items disclosed in this Form 8-K were previously filed with the U.S. Securities and Exchange Commission ("SEC") on February 21 , 2014 by LIN Media LLC under CIK# 0001575571. LIN Television Corporation is filing this Form 8-K solely to furnish the items under CIK# 0000931058 for LIN Television Corporation. LIN Television Corporation is a wholly-owned subsidiary of LIN Media LLC and is the issuer of LIN Media LLC’s registered debt.  Except for this explanatory note, there is no difference between the items disclosed in this Form 8-K and the items disclosed in the Form 8-K that was filed with the SEC by LIN Media LLC on February 21, 2014.

Item 1.01.	Entry into a Material Definitive Agreement.

As previously publicly disclosed, on January 27, 2014, LIN Digital Media LLC, a Delaware limited liability company (“LIN”) and an indirect wholly-owned subsidiary of LIN Media LLC, a Delaware limited liability company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with FMPL Holdings, Inc., a Delaware corporation (“Seller”) to purchase 100% of the outstanding capital stock of Federated Media Publishing, Inc., a Delaware corporation (“Federated Media”) for $22.4 million in cash, subject to a net working capital purchase price adjustment. Federated Media is a digital content and conversational marketing company with primary operations in San Francisco and New York City. The Purchase Agreement contains representations, warranties, covenants, indemnification provisions applicable for both LIN and Seller.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Also as previously publicly disclosed, on February 4, 2014, LIN closed the acquisition of 100% of the outstanding capital stock of Federated Media for $22.4 million in cash, subject to a net working capital purchase price adjustment. The purchase price was financed with a combination of cash on hand and cash available under LIN Television Corporation’s revolving credit facility.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014

LIN Television Corporation

By:	/s/ Nicholas N. Mohamed
Name:	Nicholas N. Mohamed
Title:	Vice President Controller